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As filed with the Securities and Exchange Commission on September 2, 2005

Registration No. 333-108544

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEALED AIR CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	65-0654331 (I.R.S. Employer Identification No.)
H. Katherine White Sealed Air Corporation
Park 80 East Saddle Brook, New Jersey 07663 (201) 791-7600 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	Park 80 East Saddle Brook, New Jersey 07663 (201) 791-7600 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Explanatory Note

Deregistration of Common Stock

        Pursuant to a Registration Statement on Form S-3 (File No. 333-108544) (the "Registration Statement"), Sealed Air Corporation (the "Registrant") registered 6,160,708 shares of its common stock, par value $0.10 per share (the "Shares"). The Shares are potentially issuable upon the conversion of the Registrant's 3% Convertible Senior Notes due 2033 (the "Notes"). As of September 2, 2005, none of the Shares were issued or sold in connection with the offering.

        The Registrant's obligation to keep the Registration Statement effective has expired. Pursuant to the Registration Rights Agreement, dated as of July 1, 2003, between the Registrant, as Issuer, and the initial purchasers of the Notes, which was incorporated by reference into the Registration Statement as Exhibit 4.2, the Registrant is permitted to terminate the registration statement with respect to the Shares. Accordingly, the Registrant files this Post-Effective Amendment No. 1 to the Registration Statement and hereby deregisters all of the Shares registered pursuant to the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Saddle Brook, State of New Jersey, on the 2nd day of September 2005.

Sealed Air Corporation (Registrant)
By:	/s/ WILLIAM V. HICKEY
	Name:	William V. Hickey
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933 this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date
By:	/s/ WILLIAM V. HICKEY Name: William V. Hickey	President, Chief Executive Officer and Director (Principal Executive Officer)	September 2, 2005
By:	/s/ DAVID H. KELSEY Name: David H. Kelsey	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 2, 2005
By:	/s/ JEFFREY S. WARREN Name: Jeffrey S. Warren	Controller (Principal Accounting Officer)	September 2, 2005
By:	/s/ HANK BROWN* Name: Hank Brown	Director	September 2, 2005
By:	/s/ MICHAEL CHU* Name: Michael Chu	Director	September 2, 2005
By:	/s/ LAWRENCE R. CODEY* Name: Lawrence R. Codey	Director	September 2, 2005
By:	/s/ T.J. DERMOT DUNPHY* Name: T.J. Dermot Dunphy	Director	September 2, 2005

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By:	/s/ CHARLES F. FARRELL, JR.* Name: Charles F. Farrell, Jr.	Director	September 2, 2005
By:	Name: Jacqueline B. Kosecoff	Director
By:	/s/ KENNETH P. MANNING* Name: Kenneth P. Manning	Director	September 2, 2005
By:	/s/ WILLIAM J. MARINO* Name: William J. Marino	Director	September 2, 2005
* By:	/s/ SEAN E. DEMPSEY Sean E. Dempsey Attorney-in-Fact

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Explanatory Note Deregistration of Common Stock